Exhibit 10.4

AMENDMENT NO. 5 TO
CONVERTIBLE NOTES

THIS AMENDMENT NO. 5 TO CONVERTIBLE NOTES is dated as of July 31, 2025 (this “Amendment”), between Mobivity Holdings Corp., a Nevada corporation (“Borrower”) and Thomas B. Akin, an individual (“Lender”) (each, a “Party” and together, the “Parties”).

BACKGROUND

A.         The Parties entered into that certain Amended and Restated Credit Facility Agreement dated as of November 11, 2022, as amended by that certain Amendment No. 1 to Amended and Restated Credit Facility Agreement and Convertible Notes, dated as of January 31, 2023, as further amended by that certain Amendment No. 2 to Amended and Restated Credit Facility Agreement and Convertible Notes, dated as of May 3, 2024, as further amended by that certain Amendment No. 3 to Amended and Restated Credit Facility Agreement and Convertible Notes, dated as of August 13, 2024, as further amended by that certain Amendment No. 4 to Amended and Restated Credit Facility Agreement and Convertible Notes, dated as of November 21, 2024 (the “Existing Credit Agreement”);

B.         Advances under the Existing Credit Agreement were evidenced by the terms of one or more convertible notes (the “Existing Notes”), a form of which is attached to the Existing Credit Agreement;

C.         The Parties now desire to amend the Existing Notes as provided herein to conform the conversion provisions of the Existing Notes with the conversion provisions of the Senior Secured Convertible Promissory Notes issued pursuant to the Convertible Promissory Note Purchase Agreement between the Company, Lender and the other parties thereto dated as of July 31, 2025 (the “Note Purchase Agreement”); and

D.         Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Existing Credit Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and intending to be legally bound, the Parties hereto agree as follows:

AGREEMENT

1.         Amendments to Existing Notes.  Upon satisfaction of the conditions set forth in Section 2 hereof, each Existing Note is amended pursuant to this Amendment to amend Section 3 in its entirety to read as follows:

“3.         Conversion.

(a)          No Conversion. Until the Articles of Incorporation of the Borrower have been amended pursuant to Section 4.03 of the Note Purchase Agreement, the Lender will not convert the Note.

(b)          Optional Conversion. Subject to Section 3(a) hereof, at any time after six months from the date but prior to the closing of a Corporate Transaction (subject to the limitations in Section 3(d)), all or part of the outstanding principal and/or accrued but unpaid interest under the Note may, upon the written election of the Lender, be converted into shares of the Borrower’s Common Stock at the Conversion Price. The written election of the Lender must specify the amount of outstanding and/or accrued but unpaid interest to be converted and the intended date of such conversion.

(c)          Mandatory Conversion. In the event that the Borrower issues and sells shares of its equity securities to investors in a Qualified Financing prior to the maturity date, then the outstanding principal amount of the Note and any unpaid accrued interest shall automatically convert in whole without any further action by the Lender into Common Stock at the Conversion Price.

(d)          Corporate Transaction Conversion. The Borrower shall notify the Lender at least 10 days prior to the closing of a Corporate Transaction involving the Borrower. Within five days of receipt of such notice, the Lender shall elect either (i) a cash payment equal to the outstanding principal and accrued but unpaid interest under the Note or (ii) convert the Note into shares of a newly created preferred stock of the Borrower, upon terms mutually agreed between the Borrower and Lender, including that the preferred stock would have full ratchet anti-dilution protection against the first subsequent capital raise of at least $5,000,000, at the Conversion Price.

(e)          No Fractional Shares. The number of shares and/or units of Borrower securities issuable pursuant to this Section 3 will be rounded down to the nearest whole share.

(f)          Definitions. For purposes of the Note, the following terms shall have the meanings ascribed to them below:

“Common Stock” means the Borrower’s common stock, $0.001 par value.

“Conversion Price” shall be equal to 90% of the Volume Weighted Average Price (VWAP) of the Borrower’s publicly traded common stock on the date of conversion, if the Borrower is publicly listed. If the Borrower is not publicly traded, the Conversion Price shall be 90% of the VWAP on announcement date of the Corporate Transaction.

“Corporate Transaction” means: (1) the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Borrower’s assets; (2) the consummation of a merger or consolidation of the Borrower with or into another entity (except a merger or consolidation in which the holders of capital stock of the Borrower immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Borrower or the surviving or acquiring entity immediately following the consummation of such transaction); (3) the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a “person” or “group” (within the meaning of Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Borrower's capital stock if, after such closing, such person or group would become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding voting securities of the Borrower (or the surviving or acquiring entity) or (4) the Borrower ceases to be a reporting company under the Exchange Act.  For the avoidance of doubt, a transaction will not constitute a “Corporate Transaction” if its sole purpose is to change the state of the Borrower's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Borrower’s securities immediately prior to such transaction. Notwithstanding the foregoing, the sale of equity securities in a bona fide financing transaction will not be deemed a “Corporate Transaction.”

“VWAP” means, with respect to any date, the volume-weighted average price of the Common Stock quoted on the OTCQB ® Venture Market operated by OTC Markets Group Inc. over the ninety (90) Trading Days immediately preceding such date.

“Qualified Financing” means the first transaction or series of related transactions in which the Borrower, on or before the maturity of the Note, (i) sells any of its equity securities, (ii) receives a cash infusion related to the negotiation of, or entering into, a strategic partnership,  and (iv) receives gross proceeds to the Borrower of at least $5,000,000 (excluding the amount attributable to the conversion of the Note).”

2.         Conditions.  Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lender hereunder, it is understood and agreed that the effectiveness of Section 1 hereof is subject to the execution and delivery of this Amendment by Borrower and Lender.

3.         No Modification.  Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Existing Credit Agreement, the Existing Notes or constitute a course of conduct or dealing among the parties.  Except as amended or consented to hereby, the Existing Credit Agreement and Existing Notes remain unmodified and in full force and effect.

4.         Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Electronically delivered signature pages (PDFs, facsimile, etc.) shall be deemed to be the functional equivalent of originally executed signature pages for all purposes.

5.         Successors and Assigns.  This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders.  Neither Borrower’s rights or obligations hereunder nor any interest therein may be assigned or delegated without the prior written consent of the Lender.

6.         Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of Arizona.

7.         Severability.  In case any provision in or obligation under this Amendment or any instrument or agreement required hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

8.         Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

9.         Reaffirmation.  Borrower hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Existing Credit Agreement (after giving effect hereto), and (ii) ratifies and reaffirms the grant of security interest in the Collateral.  Borrower hereby consents to this Amendment and acknowledges that the Existing Credit Agreement otherwise remains in full force and effect and is hereby ratified and reaffirmed.  The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender or constitute a waiver of any provision of any of the Existing Credit Agreement or the Existing Notes, except as expressly set forth herein.

10.         Entire Understanding.  This Amendment sets forth the entire understanding of the Parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

BORROWER:

MOBIVITY HOLDINGS CORP.,
a Nevada corporation

By:
Name: Skye Fossey-Tomaske
Title: Interim Chief Financial Officer

LENDER:

Thomas B. Akin